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                                                                    EXHIBIT 99.3

                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to the reference to me in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 with which this consent is filed as a person who will become a director of Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy"), following the consummation of the merger of WICOR, Inc. and CEW Acquisition, Inc., a subsidiary of Wisconsin Energy.

Dated: September 9, 1999


                                         /s/  George E. Wardeberg
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                                              George E. Wardeberg